Exhibit 10.6
THIRD AMENDMENT TO THE
INGRAM MICRO 401(K) INVESTMENT SAVINGS PLAN
     The Ingram Micro 401(k) Investment Savings Plan, which was restated as of April 1, 2005, is hereby amended in the following manner in accordance with the amendment procedures set forth in Section 12.1 of the Plan. This Amendment is effective as of January 1, 2007.
     Section 2.1 is amended by the addition of the following thereto:
“(d) Notwithstanding the above, individuals who become Eligible Employees in connection with an acquisition of stock or assets of a trade or business, a merger, or a similar transaction, shall be eligible to become Participants as soon as administratively feasible following their Entry Dates. The Administrator shall determine such administratively feasible dates, provided that no such date shall be later than six months following the Entry Date of the affected Eligible Employees.”
     IN WITNESS WHEREOF, this Third Amendment is executed on the date set forth below.

INGRAM MICRO INC.
By:	/s/ Lynn Jolliffe

Title:	SVP-HR

Date:	10/17/07